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                                                                     EXHIBIT 23


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Prospectus Supplement of our report dated January 29, 1998, incorporated by reference in Boise Cascade Office Products Corporation's Form 10-K for the year ended December 31, 1997, and to all references to our firm included in this Prospectus Supplement.



                                                Arthur Andersen LLP


Boise, Idaho
May 8, 1998